Exhibit 99.1

FOR IMMEDIATE RELEASE
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July 29, 2005

FOR MORE INFORMATION, CONTACT:
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John M. Lilly, Treasurer and Chief Financial Officer (413) 747-1465

Nasdaq Symbol - WBKC

       WESTBANK CORPORATION REPORTS SECOND QUARTER EARNINGS OF $1,248,000

West Springfield, MA - Westbank Corporation (Nasdaq: WBKC) today reported net income of $1,248,000 for the quarter ended June 30, 2005, representing $.25 per share (diluted) versus $1,444,000 or $.30 per share (diluted) for the quarter ended June 30, 2004.

For the six-month period ended June 30, 2005, net income totaled $2,659,000 or $.54 per share (diluted) versus $3,029,000 or $.63 per share (diluted) for the same period ended June 30, 2004.

For the quarter and six-month period ended June 30, 2005, net interest income improved to $5,763,000 and $11,460,000 respectively compared to $5,611,000 and $11,142,000 for the same periods during 2004.

The allowance for loan losses was $4,462,000 or 1.04% of total loans at June 30, 2005 as compared to $4,356,000 or 0.99% of total loans at December 31, 2004. Non-performing loans totaled $2,975,000 or 0.69% of total loans and the Corporation held other real estate owned totaling $630,000 at June 30, 2005.

Non-interest income was $902,000 for the quarter ended June 30, 2005 versus $1,017,000 for the quarter ended June 30, 2004. Included in non-interest income for the second quarter of 2005 was $149,000 representing a gain on sale of loans compared to gains on sales of securities of $165,000 and gains on sale of loans of $47,000 for the quarter ended June 30, 2004.

Non-interest expense for the quarter ended June 30, 2005 was $4,820,000 versus $4,503,000 for the quarter ended June 30, 2004.

As of June 30, 2005, investments totaled $265,981,000, while net loans totaled $426,087,000 as of June 30, 2005. Total assets increased to $768,336,000 as of June 30, 2005 versus $755,547,000 at the end of 2004. Deposits grew by $6,733,000 for the first six months of 2005 and totaled $595,871,000 as of June 30, 2005.

Stockholders' equity at June 30, 2005 was $48,502,000, representing a book value of $10.30 per share. For the six-month period ended June 30, 2005, the return on average assets was 0.70%, while the return on average equity was 11.19%. The Corporation's net interest margin for the quarter and six-month period ended June 30, 2005 improved to 3.22% and 3.20% respectively.

Donald R. Chase, President and Chief Executive Officer, said, "This past quarter was significant in terms of structuring the Corporation for continued growth." The Corporation opened its new Financial Services Division, offering investment, insurance and financial planning services to its customers. "This new service has been very well received and we expect it to help increase non-interest income levels over the next twelve months," according to Chase.

Chase also stated that, "The Corporation is implementing a restructuring of its residential real estate loan portfolio in anticipation of additional increases in interest rates." The Corporation sold $22.7 million of long-term, fixed rate mortgages during the quarter and committed to the sale of approximately
$22 million of similar mortgage loans that will close during the third quarter.

"We continue to be very pleased with our commercial loan activity, which has increased by more than $31.6 million or 17% as of June 30, 2005 versus June 30, 2004," Chase said.

Westbank Corporation is the parent company of Westbank, a West Springfield, Massachusetts, commercial bank and trust company operating 18 banking offices in Massachusetts and Connecticut, with $768 million of total assets as of June 30, 2005.

Statements contained in this news release, which are not historical facts, contain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risk and uncertainties that could cause actual results to differ materially from those currently anticipated due to a number of factors that include, but are not limited to, factors discussed in documents filed by the Corporation with the Securities and Exchange Commission from time to time. The Corporation does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by it or on its behalf.

CONDENSED CONSOLIDATED BALANCE SHEETS
Westbank Corporation and Subsidiaries

(In thousands)                                              JUNE 30, 2005                    December 31, 2004
==============================================================================================================
                                                                        (Unaudited)
ASSETS
Cash and due from banks
   Non-interest bearing                                     $      13,463                    $          12,451
   Interest bearing                                                    34                                   34
Federal funds sold                                                      7                                  669
--------------------------------------------------------------------------------------------------------------
Total cash and cash equivalents                                    13,504                               13,154
Securities held to maturity                                       115,457                              112,424
Securities available for sale                                     150,524                              155,405
Loans held for sale                                                21,954
Loans                                        $    430,549                    $     438,475
   Less allowance for loan losses                   4,462                            4,356
--------------------------------------------------------------------------------------------------------------
Net loans                                                         426,087                              434,119
Investment in Federal Home Loan Bank stock                          6,450                                6,450
Bank premises and equipment                                         7,038                                6,885
Other real estate owned - net                                         630                                  630
Goodwill                                                            8,837                                8,837
Bank-owned life insurance                                           8,995                                9,204
Other intangible assets                                               862                                  862
Investment in unconsolidated investees                                526                                  526
Other assets                                                        7,472                                7,051
--------------------------------------------------------------------------------------------------------------
Total Assets                                                $     768,336                    $         755,547
==============================================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
   Non-interest bearing                                     $      83,341                    $          83,864
   Interest bearing                                               512,530                              505,274
--------------------------------------------------------------------------------------------------------------
      Total deposits                                              595,871                              589,138
Funds borrowed                                                    102,137                               97,354
Payable to Westbank Capital Trust II                                8,763                                8,763
Payable to Westbank Capital Trust III                               8,763                                8,763
Other liabilities                                                   4,300                                4,067
--------------------------------------------------------------------------------------------------------------
   Total Liabilities                                              719,834                              708,085
--------------------------------------------------------------------------------------------------------------

Stockholders' equity
   Common stock                                                     9,518                                9,493
   Unearned compensation -
      restricted stock                                             (1,535)                              (1,652)
   Additional paid in capital                                      19,519                               20,377
   Retained earnings                                               21,293                               19,958
   Treasury stock                                                    (141)                                (606)
   Accumulated other comprehensive income                            (152)                                (108)
--------------------------------------------------------------------------------------------------------------
      Total stockholders' equity                                   48,502                               47,462
--------------------------------------------------------------------------------------------------------------
Total Liabilities and Stockholders' Equity                  $     768,336                    $         755,547
==============================================================================================================

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Westbank Corporation and Subsidiaries

                                       Quarter Ended June 30,   Six Months Ended June 30,
(Dollar amounts in thousands,         -----------------------   -------------------------
except per share data)                   2004         2005          2004          2005
=========================================================================================
                                                          (Unaudited)
Income:
   Interest and fees on loans         $    6,541   $    5,997   $    12,787   $    12,186
   Interest on securities                  3,083        3,240         6,230         6,104
   Interest on federal funds sold              2            2             5             9
-----------------------------------------------------------------------------------------
Total interest income                      9,626        9,239        19,022        18,299
Interest expense                           3,863        3,628         7,562         7,157
-----------------------------------------------------------------------------------------
Net interest income                        5,763        5,611        11,460        11,142
Provision for loan losses                                               140
-----------------------------------------------------------------------------------------
Net interest income after
   provision for loan losses               5,763        5,611        11,320        11,142
-----------------------------------------------------------------------------------------
Gain on sale of securities
   available for sale                                     165            96           227
Gain on sale of loans                        149           47           165           427
Other non-interest income                    753          805         1,858         1,679
-----------------------------------------------------------------------------------------
Total non-interest income                    902        1,017         2,119         2,333
-----------------------------------------------------------------------------------------
Operating Expenses:
   Salaries and benefits                   2,820        2,567         5,517         5,163
   Occupancy - net                           405          385           904           846
   Other operating expenses                1,595        1,551         3,321         3,080
-----------------------------------------------------------------------------------------
Total operating expenses                   4,820        4,503         9,742         9,089
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Income before income taxes                 1,845        2,125         3,697         4,386
Income taxes                                 597          681         1,038         1,357
-----------------------------------------------------------------------------------------
Net Income                            $    1,248   $    1,444   $     2,659   $     3,029
=========================================================================================

Earnings per share
       - Basic                        $     0.26   $     0.32   $      0.56   $      0.67
       - Diluted                      $     0.25   $     0.30   $      0.54   $      0.63
Weighted average shares outstanding
       - Basic                         4,730,604    4,573,803     4,729,354     4,511,505
       - Diluted                       4,905,358    4,839,609     4,924,683     4,782,541